Exhibit 1

                        Joint Filing Agreement

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of a statement on Schedule 13D (including all amendments thereto) (the "Statement") with respect to the Common Stock, par value $.001 per share, of NutraMax Products, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such Statement. In evidence whereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of this 19th day of September, 1997.


Cape Ann Investors, L.L.C.            Chilmark II, L.L.C.

By:  /s/ David Schulte                By: /s/ David Schulte
   ---------------------------           -----------------------------
   Name:  David Schulte                  Name:  David Schulte
   Title:  President                     Title:  President

Chilmark Fund II, L.P.                Chilmark Partners, L.L.C.

By:  Chilmark II, L.L.C.              By: /s/ David Schulte
     General Partner                     -----------------------------
                                          Name:  David Schulte
By: /s/ David Schulte                     Title:  Managing Member
   ---------------------------
   Name:  David Schulte
   Title:  President


                                      /s/ David Schulte
                                      --------------------------------
                                            David Schulte


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